Exhibit 3.1

                                                               Execution Version

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GOAMERICA, INC.


      GoAmerica, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      ONE: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 1, 1999, under the name "GoAmerica, Inc." A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 18, 2005, under the name "GoAmerica, Inc." A Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (par value $0.01 per share) was filed with the Secretary of State of the State of Delaware on August 2, 2007.

      TWO: This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      THREE: The Restated Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I
                                    ---------

      The name of the corporation (hereinafter, the "Corporation") is GoAmerica, Inc.

                                   ARTICLE II
                                   ----------

      The address of the Corporation's registered office in the State of Delaware is Corporation Service Corporation, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Corporation.

                                  ARTICLE III
                                  -----------

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

                                   ARTICLE IV
                                   ----------

      A. Classes of Stock. The Corporation is authorized to issue two classes of capital stock designated "Common Stock" and "Preferred Stock", respectively. The total number of shares which the Corporation is authorized to issue is Sixty One Million, Six Hundred Seventy

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One  Thousand,   One  Hundred  Eighty  (61,671,180),   of  which  Fifty  Million
(50,000,000) shares shall be Common Stock, par value $0.01 per share, and Eleven Million, Six Hundred Seventy One Thousand, One Hundred Eighty (11,671,180) shares shall be Preferred Stock, par value $0.01 per share.

      B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series, without further stockholder approval (except as may be required by Section 6 of this Article IV.B. below). Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors of the Corporation (the "Board") is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series and to fix the powers, including voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to each such series. Subject to the approval requirements set forth in Section 6 of this Article IV.B. below, the rights, powers, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to preferences on liquidation, dissolution or winding up, or with respect to distributions, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to Section 6 of this Article IV.B. below, the Board is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The first such series of Preferred Stock shall consist of Seven Million, Seven Hundred Thirty Six Thousand, Nine Hundred Forty Four (7,736,944) shares and is designated "Series A Preferred Stock" (the "Series A Preferred Stock"). The rights, powers, preferences and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Paragraph B of this Article IV.

            1. Dividend Provisions.

                  (a) Dividend Amount.

                        (i) Cumulative Dividends. Each outstanding share of Series A Preferred Stock shall accrue cash dividends commencing on the date such share of Series A Preferred Stock is first issued (as to each such share, the "Series A Issue Date"). The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets legally available therefor, cumulative cash dividends (the "Cumulative Dividend") at the rate of:

                              (x) for each share of Series A Preferred Stock issued prior to the Dividend Reduction Date, (I) 8.0% of the face amount per annum, compounded quarterly from and including the Series A Issue Date to but excluding the


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      Dividend  Reduction  Date and  (II)  3.0% of the face  amount  per  annum, compounded quarterly from and including the Dividend Reduction Date; and

                              (y) for each share of Series A Preferred Stock issued on or after the Dividend Reduction Date, 3.0% of the face amount per annum, compounded quarterly from and including the Series A Issue Date.

                        (ii) Participation as to Dividends. To the extent dividends are paid by the Corporation on shares of Common Stock (in anything other than additional shares of Common Stock for which a corresponding adjustment is made to the Series A Preferred Stock Conversion Price hereunder), holders of outstanding shares of Series A Preferred Stock shall also be entitled to receive, during each fiscal year, an amount (if greater than zero) equal to
(x) dividends payable on shares of Common Stock, if any, during such fiscal year (as if such shares of Series A Preferred Stock had been converted into Common Stock on the record date for such Common Stock dividend) minus (y) the amount of Cumulative Dividends that have been paid or have accrued during such fiscal year pursuant to Section B.1.(a)(i) of this Article IV.

                  (b) Priority. Cumulative Dividends shall be paid prior and in preference to any declaration or payment of any dividend (other than a dividend paid only in additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, except as permitted by this Section 1(b). Any dividends paid on the Series A Preferred Stock shall be paid ratably among the holders of Series A Preferred Stock outstanding as of the applicable record date.

                  (c) Definitions. Unless the context otherwise requires, the terms defined in this Section (1)(c) of Article IV.B. shall have, for all purposes of this Amended and Restated Certificate of Incorporation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

      "Closing Price" shall mean, with respect to the Corporation's Common Stock on any date, the closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the principal U.S. securities exchange on which the Corporation's Common Stock is then listed, or, if the Corporation's Common Stock is not quoted on NASDAQ and is not listed on a U.S. securities exchange, as reported on the principal other market on which the Corporation's Common Stock is then traded. In the absence of such quotations, the Closing Price shall be deemed to be zero.

      "Dividend Reduction Date" shall mean the first day after the date that is one (1) year following the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware upon which the average Closing Price of the Corporation's Common Stock over the Trading Days within the 90-day period immediately preceding such date is $20.00 or more per share (as adjusted for subsequent stock dividends, splits, combinations or similar events).

      "Trading Day" shall mean (x) if the Corporation's Common Stock is quoted on NASDAQ, a day on which trades may be made thereon, (y) if the Corporation's Common Stock is listed or admitted for trading on another U.S. securities exchange, a day on which such other


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U.S. securities exchange is open for business or (z) if the Corporation's Common
Stock is not quoted on NASDAQ and is not listed or admitted for trading on another U.S. securities exchange, a weekday on which commercial banks are open for business in the State of New York.

            2. Liquidation.

                  (a) Series A Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation ("Liquidation"), whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to $5.17 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series A Preferred Stock) ("Series A Issue Price"), plus an amount equal to all accrued but unpaid Cumulative Dividends and any other accrued but unpaid dividends on such share payable hereunder (the "Series A Liquidation Amount"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then, all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the number of shares of Series A Preferred Stock held by such holders. Upon payment of the full preferential amounts set forth above in respect of a share of Series A Preferred Stock, such share of Series A Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

                  (b) Remaining Assets. Upon the completion of the distribution required by subparagraph (a) of this Section 2, in the event of a Liquidation, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                  (c) Deemed Liquidation.

                        (i) For purposes of this Section 2, a Liquidation shall be deemed to be occasioned by, or to include, the following (each of the following, as so qualified, a "Liquidation Event"), unless the holders of a majority of the then outstanding shares of Series A Preferred Stock and the Corporation consent in writing that such event or transaction or series of transactions shall not be deemed a Liquidation:

                              (A) the  acquisition of the Corporation by another
      entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding (x) any merger effected exclusively for the purpose of changing the domicile of the Corporation and (y) any transaction or series of transactions in which the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the stock of the Corporation having the right to vote for the election of members of the Corporation's board of directors immediately prior to the consummation of such transaction or transactions are the beneficial owners (as defined in Rule 13d-3 under the

      Exchange Act) of more than 50% of the stock of the successor entity having the right to vote for the election of members of such successor entity's board of directors immediately after the consummation of such transaction or transactions);

                              (B) a sale of all or substantially all of the assets of the Corporation and its subsidiaries; or

                              (C) a Change of Control of the Corporation.

As used herein, "Change of Control of the Corporation" means (1) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) after the first date on which any shares of Series A Preferred Stock were issued (the "Initial Series A Issue Date"), directly or indirectly, of more than 50% of the then outstanding voting power of the capital stock of the Corporation or (2) any "person" or two or more "persons" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Corporation or control of more than 50% of the then outstanding voting power of the capital stock of the Corporation.

                        (ii) In any Liquidation Event, if the consideration received by the Corporation is other than cash or securities, its value will be deemed its fair market value, as determined in good faith by the Board. The fair market value of any securities shall be valued as follows:

                              (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                                    (1)  If  traded  on  a  national  securities
      exchange, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange or market over the thirty
      (30)-Trading Day period ending three (3) days prior to the closing;

                                    (2) If actively traded over-the-counter, the
      value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-Trading Day period ending three (3) days prior to the closing; and

                                    (3) If there is no active public market, the
      value shall be the fair market value thereof, as mutually determined in good faith by the Board and the holders of at least a majority of the shares of the Series A Preferred Stock then outstanding or, if such parties cannot agree on such value, within five (5) business days from the date that either party determines that the fair market value cannot be agreed upon, a national (or otherwise well-recognized) investment banking firm with expertise in valuation.


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

                              (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, in each case, as determined by a national (or otherwise well-recognized) investment banking firm with expertise in valuation.

                        (iii) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than the earlier of (A) fourteen (14) days prior to the stockholders' meeting called to approve such transaction, or (B) fourteen (14) days prior to the closing of such transaction, and shall also promptly notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give holders of Series A Preferred Stock prompt notice of any material modifications of such terms and conditions of such impending transaction. The transaction shall in no event take place sooner than fourteen (14) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived with the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

            3. Redemption.

                  (a) If any holder of shares of Series A Preferred Stock shall elect at any time after the fifth (5th) anniversary of the Initial Series A Issue Date that the Corporation shall redeem (to the extent it may lawfully do so) the number of shares of Series A Preferred Stock held by such holder that is specified in a request for redemption delivered to the Corporation by the holder (accompanied by the certificates representing the shares of Series A Preferred Stock to be so redeemed), the Corporation shall promptly honor such request for redemption (to the extent of lawfully available funds therefor), by paying in cash on the Redemption Date an amount equal to the Series A Redemption Price.

                  (b) The Corporation may at any time (to the extent it may lawfully do so), but no earlier than the fifth (5th) anniversary of the Initial Series A Issue Date, at the option of the Board of Directors, redeem (to the extent there are lawfully available funds therefor) in whole or in part the Series A Preferred Stock by paying in cash therefor an amount equal to the Series A Redemption Price on the Redemption Date. The terms of any redemption pursuant to this Section 3(b) shall be specified in the Corporation Redemption Notice (as defined below). Any redemption effected pursuant to this Section 3(b) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

                  (c) As used herein,  the term "Redemption Date" shall refer to
(i) in the case of redemption pursuant to Section 3(a) of this Article IV.B., the date that is designated by the Corporation in the Redemption Notice (as defined below) and which shall not be more than 25 days after the Corporation's receipt of a request for redemption, and (ii) in the case of a redemption pursuant to Section 3(b) of this Article IV.B., the date designated by the Corporation


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

in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. As used herein, the term "Series A Redemption Price" shall have the same meaning as Series A Liquidation Amount.

                  (d) Upon  receipt  of a request  for  redemption  pursuant  to
Section 3(a) of this Article IV.B. (the "Exercise Notice") within ten (10) days of the receipt of the Exercise Notice, the Corporation shall give written notice to each holder of record of the Series A Preferred Stock (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the receipt of the Exercise Notice, the Redemption Date, the Series A Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Each holder of the Series A Preferred Stock shall have the right to participate in the redemption described in the Redemption Notice by delivering to the Corporation, within 10 days of his receipt of the Redemption Notice, a written request to participate in such redemption, which request shall specify the number of shares of Series A Preferred Stock such holder is requesting that the Corporation redeem. In the event that multiple holders request such redemption and the Corporation does not have sufficient funds lawfully available to accommodate all such requests, such redemption shall be made on a pro rata basis among the holders of the Series A Preferred Stock requesting redemption in proportion to the number of shares of Series A Preferred Stock specified in each such holder's request for redemption.

                  (e) In the case of a redemption pursuant to Section 3(b) of this Article IV.B., the Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Redemption Price is made on such date), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Corporation Redemption Notice"). If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date triggered pursuant to
Section 3(b) of this Article IV.B. are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

                  (f) On or prior to a Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the


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

Redemption Notice or the Corporation Redemption Notice, as applicable, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (g) From and after payment of the Series A Redemption Price, all rights of the holders of the shares of Series A Preferred Stock so redeemed, as holders of such shares of Series A Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            4. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Series A Issue Price plus the amount of all accrued and unpaid Cumulative Dividends and any other accrued but unpaid dividends on such Series A Preferred Stock by (2) the Conversion Price at the time in effect for the Series A Preferred Stock. The "Conversion Price" per share for shares of Series A Preferred Stock shall initially be equal to the Series A Issue Price (as adjusted pursuant to Section 4(b) of this Article IV.B. below).

                  (b) Adjustments to the Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) (A) Subject to Section 4(b)(v) of this Article IV.B. below, if this Corporation shall issue, after the Initial Series A Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. "Common Stock Deemed Outstanding" shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of all outstanding (x) Series A Preferred Stock, (y) then exercisable options to purchase or rights to subscribe for Common Stock and (z) securities by their terms then convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case then outstanding.


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

                              (B) Except to the limited  extent  provided for in
subsections (E)(3) and (E)(4) of this Section below, no adjustment of such Conversion Price pursuant to this subsection 4(b)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C) In the case of the  issuance  of Common  Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D) In the  case  of the  issuance  of the  Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof determined in accordance with Section 2(c)(ii) of this Article IV.B.

                              (E) In the case of the issuance  (whether  before,
on or after the Initial Series A Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subsection 4(b)(i) and subsection 4(b)(ii) of this Section above:

                                    (1) The aggregate  maximum  number of shares
      of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(b)(i)(C) and 4(b)(i)(D) of this Subsection B), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2) The aggregate  maximum  number of shares
      of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(b)(i)(C) and 4(b)(i)(D) of this Subsection B).

                                    (3) In the event of any change in the number
      of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(b)(i)(A) of this Subsection B), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4) Upon the  expiration of any such options
      or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(b)(i)(A) of this Subsection B), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5) The  number of  shares  of Common  Stock
      deemed issued and the consideration deemed paid therefor pursuant to subsections 4(b)(i)(E)(1) and (2) of this Subsection B shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(b)(i)(E)(3) or (4) of this Subsection B.

                        (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(b)(i)(E) of this Subsection B) by this Corporation after the Initial Series A Issue Date other than:

                              (A) shares of Common  Stock  issued  pursuant to a
transaction described in subsection 4(b)(iii) of this Subsection B;

                              (B) shares of Common  Stock  issuable or issued to
employees, consultants or directors of this Corporation pursuant to a stock option plan or restricted stock plan approved by the Board;

                              (C) shares of Common Stock issued or issuable in a
bona fide, underwritten public offering of shares of Common Stock;

                              (D) shares of Common Stock issued or issuable upon
conversion of Series A Preferred Stock or as dividends or distributions on the Series A Preferred Stock, or upon exercise of options or warrants or conversion of any other convertible securities outstanding as of the Initial Series A Issue Date;

                              (E) shares of Common  Stock  issued in  connection
with a bona fide business acquisition of or by this Corporation that is approved by the Board (including the director or directors appointed or designated by the holders of Series A Preferred Stock pursuant to Section 7 of this Article IV.B.), whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

                              (F) shares of Common Stock issued or issuable upon
exercise of warrants or other securities or rights pursuant to equipment lease financings or bank credit arrangements approved by the Board and not undertaken for the primary purpose of raising equity capital; or

                              (G) shares of Common Stock issued or issuable upon
exercise of warrants or other securities or rights to persons or entities with which this Corporation has business relationships or corporate partnering arrangements, including without limitation, the acquisition of technology, and provided that such issuances are approved by the Board and not undertaken for the primary purpose of raising equity capital.

                        (iii) In the event this Corporation should at any time or from time to time after the Initial Series A Issue Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                        (iv) If the number of shares of Common Stock outstanding at any time after the Initial Series A Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                        (v) No adjustment in the number of shares into which the Preferred Stock is convertible shall be made, by adjustment of the applicable Conversion Price or otherwise, if, prior to such issuance, this Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock that would otherwise be entitled to such adjustment agreeing that no such adjustment shall be made to the Conversion Price in connection with such issuance.

                  (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates representing such holder's shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates representing shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of any such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Liquidation Event, the conversion may, at the option of the holder tendering Series A Preferred Stock for conversion, be contingent upon, and be deemed to have occurred immediately prior to, the closing of such Liquidation Event.

                  (d) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock. In lieu of issuing any fractional shares to which such stockholder is entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair value of the Common Stock (as determined by the Board) on the date of conversion. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock held by the holder at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

                  (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (f) Automatic Conversion.

                        (i) After completion of an underwritten  public offering
of the Corporation's Common Stock yielding proceeds of at least $50,000,000 before deducting underwriters' commissions and discounts and offering expenses, on the first day that the average Closing Price of the Corporation's Common Stock over the Trading Days within the 90-day period immediately preceding such date is $15.00 or more per share (as adjusted for subsequent stock dividends, splits, combinations or similar events), each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Series A Issue Price plus the amount of all accrued and unpaid Cumulative Dividends and any other accrued but unpaid dividends on such Series A Preferred Stock by (2) the Conversion Price at the time in effect for the Series A Preferred Stock.

                        (ii) Upon the occurrence of the events specified in subsection (i) in Section 4(f) of this Article IV.B, the outstanding shares of Series A Preferred Stock shall be converted automatically into fully paid and nonassessable shares of Common Stock as set forth above without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the loss, theft or destruction of such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, (x) the Corporation shall notify (the "Automatic Conversion Notice") each holder of Series A Preferred Stock who is shown to be such a holder on the books of the Corporation as of the time immediately prior to such conversion and (y) the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock, which shall be designated in the Automatic Conversion Notice. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates representing the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

            5. General Voting Rights.

                  (a) General. Except as otherwise provided herein or required by law, each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock so held could be converted (subject to the limitations on conversion contained in Section 5(c) of this Article IV.B.) at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed and delivered. If the application of
Section 5(c) of this Article IV.B. hereof shall cause a limitation in the number of shares of Common Stock otherwise issuable into which the shares of Series A Preferred Stock are then convertible, then the votes associated with the number of shares of Common Stock that can be issued upon conversion shall be proportionately allocated to the shares of Series A Preferred Stock then outstanding. Except as required by law or otherwise set forth herein, all shares of Series A Preferred Stock and all shares of Common Stock shall vote together as a single class on an as-converted basis (subject to the limitations on conversion contained in Section 5(c) of this Article IV.B.). The Series A Preferred Stock shall not be entitled to cumulative voting except as required by law.

                  (b) No Violation of NASD Rule 4351. Notwithstanding any other provision of this Section 5, in the event that the Corporation determines, after consultation with NASDAQ or any other securities exchange on which the Corporation's Common Stock is then listed or traded (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 5 violate or conflict with Rule 4351 of the National Association of Securities Dealers, Inc. (the "NASD"), or any successor or similar rule, or the rules or regulations of any such securities exchange on which the Common Stock is then listed or traded, then the manner of voting and/or number of votes to which each share of Series A Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

                  (c) Minimum Conversion Price Regarding Voting. Notwithstanding any contrary or inconsistent provision hereof, for the purpose only of determining the number of votes each share of Series A Preferred Stock shall be entitled to vote pursuant to this Section 5, the Conversion Price on the record date for the taking of any vote (or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited) shall not in any case be deemed less than an amount equal to the Closing Price of the Common Stock on the Initial Series A Issue Date (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Corporation in respect to its Common Stock).

            6. Protective Provisions. Once at least 6,769,826 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as at least 2,257,000 shares of Series A Preferred Stock remain outstanding, the Corporation shall not (and shall cause its subsidiaries not to), without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock:

                  (a) issue any equity security that is pari passu with or senior to the Series A Preferred Stock (including additional shares of the Series A Preferred Stock) as to liquidation or dividend payments;

                  (b) amend the Corporation's certificate of incorporation in a manner that adversely affects the rights of holders of the Series A Preferred Stock (including any adverse amendment to the rights, preferences and privileges of the Series A Preferred Stock, and including without limitation any amendment to this Section 6);

                  (c) redeem or repurchase any equity security that is pari passu with or junior to the Series A Preferred Stock as to liquidation or dividends;

                  (d) declare or pay any dividend upon any of the capital stock of the Corporation, except as set forth in Section 1(a)(i) of this Article IV.B. above; or

                  (e) dissolve or liquidate the Corporation.

            7. Series A Preferred Stock Board Designee.

                  (a) Once at least 7,736,944 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as at least 1,600,000 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors on the Board at each annual election of directors and in connection with any action by written consent of the stockholders with respect to the election of directors (and to fill any vacancies with respect thereto).

                  (b) Once at least 7,736,944 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then at any time that there are more than zero but less than 1,600,000 shares of Series A Preferred Stock outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director on the Board at each annual election of directors and in connection with any action by written consent of the stockholders with respect to the election of directors (and to fill any vacancies with respect thereto).

            In the cases of Sections 7(a) and (b) of this Article IV.B., such representatives of the Series A Preferred Stock shall have the right to participate in all committees of the Board of Directors of the Corporation, other than in instances in which participation would result in a conflict of interest or violation of any securities law or rule of NASDAQ (or to the extent the Corporation's Common Stock is listed or traded on another securities exchange, the relevant rules of such exchange). Such representatives shall be entitled to reimbursement for expenses on a comparable basis with other members of the Corporation's Board of Directors.

            8. Miscellaneous. Shares of Series A Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired promptly after the reacquisition thereof and, upon compliance with the applicable provisions of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation.

      C. Common Stock.

            1. Dividend Rights. Subject to (a) the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including any series of Preferred Stock), the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

            2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights, upon the liquidation, dissolution or winding up of the Corporation (including the Series A Preferred Stock), the assets of the Corporation shall be distributed as provided in Section 2 of this Article IV.B.

            3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation and applicable law, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V
                                   ---------

      A. This Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

      B. In addition, this Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by this Corporation as authorized in this ARTICLE V.

      C. Paragraphs A and B of this ARTICLE V to the contrary notwithstanding, this Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of this Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

      D. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, the bylaws of this Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

                                   ARTICLE VI
                                   ----------

            The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

      A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The stockholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

      B. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

      C. Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

      D. The Board of Directors of the Corporation, when evaluating any offer of another party (i) to make a tender or exchange offer for any equity security of the Corporation or (ii) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, including, without limitation:

            1. the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

            2. whether the proposed transaction might violate federal or state laws;

            3. not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

            4. the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

            In connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine.

      E. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles VI or VIII of this Amended and Restated Certificate of Incorporation.

                                  ARTICLE VII
                                  -----------

            The management of the business and the conduct of the affairs of the
Corporation shall be vested in the Board. At each annual meeting of stockholders of the Corporation commencing at the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, all directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be elected by the holders of the shares of capital stock entitled to vote generally in the election of directors for a one-year term expiring at the next succeeding annual meeting of stockholders. The term of each director serving as of and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director's term expires in accordance with the foregoing provisions or until the director's prior death, resignation, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director's term until the director's successor shall be duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

            Election  of   directors   at  an  annual  or  special   meeting  of
stockholders need not be by written ballot unless the bylaws of the Corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation.

                                  ARTICLE VIII
                                  ------------

      A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX
                                   ----------

            The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of Delaware.

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of January 10, 2008.

                                                /s/ Daniel R. Luis
                                                --------------------------------
                                                Daniel R. Luis
                                                Chief Executive Officer